Exhibit 99.1

Straight Path Communications Reports Results for Third Quarter Fiscal 2017

GLEN ALLEN, VA — June 9, 2017 — Straight Path Communications Inc. (“SPCI” or “Straight Path”) (NYSE MKT: STRP), a communications asset company, announced today operating results for its third quarter of fiscal 2017, the three months ended April 30, 2017. On May 11, 2017, subsequent to the April 30th close of FY Q3, Straight Path entered into an agreement and plan of merger with Verizon Communications Inc. (“Verizon”) pursuant to which Verizon will acquire Straight Path for $184.00 per share paid in Verizon common stock.

Q3 Fiscal Year 2017 Highlights

(In millions of USD)	Fiscal 2017 – Q3	Fiscal 2016 – Q3	Fiscal 2017 – Q2
Total Revenues	$0.2	$0.2	$0.2
Total Costs and Expenses	$4.2	$2.1	$3.8
Civil Penalty - FCC Consent Decree	$0	$0	$15.0
Stockholder Settlement	$0	$0	$7.2
Loss from Operations	-$4.0	-$1.9	-$25.8
Interest expense, including amortization of debt discounts	-$2.2	$0	$0
Net Loss attributable to SPCI	-$6.0	-$1.8	-$25.4

Some items in the table may not foot correctly due to rounding

•	Total Revenues of $0.2 million unchanged from the prior fiscal quarter and the third quarter fiscal 2016.

•	Loss from Operations of $4.0 million compared to Loss from Operations of $25.8 million in the prior fiscal quarter and $1.9 million in third quarter 2016. The current quarter’s loss includes $144 thousand of R&D expenses and $1.0 million in non-cash compensation related to the issuance and vesting of equity grants.

•	Net Loss attributable to SPCI of $6.0 million in this quarter, compared to $25.4 million in the prior fiscal quarter and $1.8 million in third quarter fiscal 2016.

•	Cash and cash equivalents of $14.6 million at April 30, 2017, up by $6.8 million from the prior quarter close.

Management Comments

Davidi Jonas, Chief Executive Officer of Straight Path commented, “I am proud to announce that Straight Path has delivered on its strategic objectives and adhered to its mission. We have been able to maximize the value of our spectrum in a merger with Verizon at a very significant premium to our market price prior to announcement of the merger:

•	We signed a merger agreement under which Verizon (NASDAQ: VZ) has agreed to acquire Straight Path for $184.00 per share (reflecting an enterprise value of approximately $3.1 billion) in an all-stock transaction that is intended to qualify as a tax-free reorganization.

•	We signed a binding term sheet to settle claims with IDT that includes a payment of $10 million to us and the sale of our IP group for $6 million, with SPCI stockholders to maintain a 22% interest in the net proceeds of the IP Group’s patent enforcement activities.”

Mr. Jonas concluded, “We are energized by this success, and enthusiastic about the role our spectrum will play in the 5G ecosystem. We are proud to have helped in this major development in the wireless telecommunications industry while delivering significant value for our stockholders.”

# # #

Straight Path will not host an investor conference call this quarter.

About Straight Path Communications Inc. (STRP)

Straight Path Communications Inc. (NYSE MKT: STRP) holds an extensive portfolio of 39 GHz and 28 GHz wireless spectrum licenses through its Straight Path Spectrum subsidiary. Straight Path is developing next generation wireless technology through its Straight Path Ventures subsidiary. Straight Path holds, licenses, and conducts other business related to certain patents through its Straight Path IP Group subsidiary. Additional information is available on Straight Path’s website: www.straightpath.com.

Safe Harbor

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2016 and our other periodic filings with the SEC (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"). We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Important Additional Information will be Filed with the SEC

Straight Path plans to file with the SEC and mail to its stockholders a definitive Proxy Statement/Prospectus in connection with the proposed transaction. THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT VERIZON, STRAIGHT PATH, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the definitive Proxy Statement/Prospectus and the other documents filed with the SEC by Straight Path through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the definitive Proxy Statement/Prospectus by phone, e-mail or written request by contacting the investor relations department of Straight Path at the following:

Straight Path Communications Inc.
Address:	5300 Hickory Park Dr., Suite 218
Glen Allen, VA 23059
Attention: Investor Relations
Phone:	804-433-1523
E-mail:	yonatan.cantor@straightpath.com

Participants in the Solicitation

Straight Path and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Verizon merger agreement. Information regarding Straight Path’s directors and executive officers is contained in Straight Path’s Form 10-K for the year ended July 31, 2016 and its proxy statement dated November 22, 2016, which are filed with the SEC. A more complete description will be available in the definitive Proxy Statement/Prospectus.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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STRAIGHT PATH COMMUNICATIONS INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except per share data)

	April 30, 2017	July 31, 2016
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$14,555	$11,361
Trade accounts receivable, net of allowance for doubtful accounts of $7 and $0, respectively	68	40
Inventory	1,669	-
Assets held for sale – Intellectual Property Business	33	-
Prepaid expenses and other current assets	183	1,627
Total current assets	16,508	13,028
Prepaid expenses – related to the sale of Spectrum Business to Verizon	2,856	-
Prepaid expenses – related to the sale of IP Business to IDT	1,054	-
Intangible assets	365	365
Other assets	164	104
Total Assets	$20,947	$13,497

Liabilities and Equity (Deficiency)
Current liabilities:
Trade accounts payable	$5,238	$684
Accrued expenses	916	1,042
Liabilities held for sale – Intellectual Property Business	329	-
Loans payable, net of debt discount of $2,119 and $0, respectively	10,256	-
FCC consent decree payable	7,000	-
Deferred revenue	132	73
Income taxes payable	-	225
Total current liabilities	23,871	2,024
Settlement payable - stockholders	7,200	-
Deferred revenue - long-term portion	75	92
Total liabilities	31,146	2,116
Commitments and contingencies
Equity (Deficiency)
Straight Path Communications Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 3,000 shares authorized; no shares issued and outstanding	-	-
Class A common stock, $0.01 par value; 2,000 shares authorized; 787 shares issued and outstanding	8	8
Class B common stock, $0.01 par value; 40,000 shares authorized; 11,949 and 11,431 shares issued, 11,909 and 11,391 shares outstanding as of April 30, 2017 and July 31, 2016, respectively	119	114
Additional paid-in capital	36,235	21,589
Accumulated deficit	(43,774)	(8,225)
Treasury stock, 40 shares at cost	(428)	(428)
Total Straight Path Communications Inc. stockholders’ equity (deficiency)	(7,840)	13,058
Noncontrolling interests	(2,359)	(1,677)
Total equity (deficiency)	(10,199)	11,381
Total liabilities and equity (deficiency)	$20,947	$13,497

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STRAIGHT PATH COMMUNICATIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2017	2016	2017	2016

Revenues	$167	$219	$491	$2,034

Costs and expenses:
Direct cost of revenues	32	88	99	883
Research and development	144	505	433	879
Selling, general and administrative (related party of $2, $0, $207, and $0)	3,996	1,528	11,827	5,486

Total costs and expenses	4,172	2,121	12,359	7,248

Loss from operations before item listed below	(4,005)	(1,902)	(11,868)	(5,214)

Civil penalty – FCC consent decree	-	-	(15,000)	-
Stockholder settlement	-	-	(7,200)	-

Loss from operations	(4,005)	(1,902)	(34,068)	(5,214)

Other income (expense):
Interest expense, including amortization of debt discounts	(2,195)	-	(2,195)	-
Interest income	7	10	20	30
Other income	-	3	22	393

Total other income (expense)	(2,188)	13	(2,153)	423

Loss before income tax benefits (income taxes)	(6,193)	(1,889)	(36,221)	(4,791)
Provision for income tax benefits (income taxes)	(3)	25	(10)	19

Net loss	(6,196)	(1,864)	(36,231)	(4,772)
Net loss attributable to noncontrolling interests	203	19	682	269

Net loss attributable to Straight Path Communications Inc.	$(5,993)	$(1,845)	$(35,549)	$(4,503)

Loss per share attributable to Straight Path Communications Inc. stockholders:
Basic and diluted	$(0.49)	$(0.15)	$(2.93)	$(0.38)

Weighted-average number of shares used in calculation of loss per share:
Basic and diluted	12,186	11,905	12,117	11,856

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STRAIGHT PATH COMMUNICATIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In Thousands)

	Nine Months Ended
	April 30,
	2017	2016

Operating activities:
Net loss	$(36,231)	$(4,772)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for compensation	5,188	2,191
Stock-based compensation	290	-
Amortization of debt discounts	2,001	-
Allowance for doubtful accounts	7	-
Depreciation	-	38
Changes in assets and liabilities:
Trade accounts receivable, net	(35)	43
Due from settlement	-	(65)
Inventory	(1,026)	-
Assets held for sale – Intellectual Property Business	(33)	-
Prepaid expenses – related to IP settlements and licensing	-	783
Prepaid expenses and other current assets	801	44
Prepaid expenses – development agreement	-	(300)
Other assets	(60)	9
Trade accounts payable	4,554	(68)
Accrued expenses	(126)	(392)
FCC consent decree payable	7,000	-
Liabilities held for sale – Intellectual Property Business	329	-
Deferred revenue	42	(1,577)
Income taxes payable	(225)	-
Settlement payable - stockholders	7,200	-
Net cash used in operating activities	(10,324)	(4,066)

Investing activities:
Prepaid expenses – related to sale of Spectrum business to Verizon	(2,856)	-
Prepaid expenses – related to sale of IP business to IDT	(1,054)	-
Purchases of property and equipment	-	(1,383)
Net cash used in investing activities	(3,910)	(1,383)

Financing activities:
Proceeds from loans payable	17,500	-
Costs related to loans payable	(80)	-
Common stock issued upon exercise of stock options	8	1
Net cash provided by financing activities	17,428	1

Net increase (decrease) in cash and cash equivalents	3,194	(5,448)
Cash and cash equivalents at beginning of period	11,361	18,620
Cash and cash equivalents at end of period	$14,555	$13,172

Supplemental schedule of noncash activities
Reclassification of prepaid marketing to inventory	$643	$-
Issuance of warrants with loans payable	$4,040	-
Exercises of warrants reducing loans payable	$5,125	$-

Supplemental cash flow information
Cash paid during the period for interest	$139	$-
Cash paid during the period for income taxes	$10	$8

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